                                                                 EXHIBIT 11(A)

                          CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of
  The Managers Funds:

We consent to the inclusion in Post-Effective Amendment No. 36 to the Registration Statement of the The Managers Funds on Form N-1A (Securities Act of 1933 File No. 2-84012) of our reports dated February 16, 1996 (except for Managers Money Market Fund which report is dated December 18, 1995) on our audits of the financial statements and the financial highlights of: Managers Capital Appreciation Fund, Managers Income Equity Fund, Managers Special Equity Fund, Managers International Equity Fund, Managers Global Bond Fund, Managers Short Government Fund, Managers Short and Intermediate Bond Fund, Managers Intermediate Mortgage Fund, Managers Bond Fund and Managers Money Market Fund, which reports are included in the Annual Reports to shareholders for the fiscal year ended December 31, 1995, (except for Managers Money Market Fund which is for the year ended November 30, 1995) and which reports are also incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights," "Custodian, Transfer Agent and Independent Public Accountant," and "Financial Statements" in the Registration Statement.


                                       /s/ Coopers + Lybrand L.L.P.
                                       ----------------------------
                                       Coopers & Lybrand L.L.P.

Boston, Massachusetts
March 25, 1996

                                                                 EXHIBIT 11(B)

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post Effective Amendment No. 36 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 23, 1996, relating to the financial statements and supplementary data of The Money Market Portfolio appearing in the November 30, 1995 Annual Report, which are also incorporated by reference onto this Registration Statement. We also consent to the reference to us under the headings "Custodian, Transfer Agent and Independent Public Accountant" and "Financial Statements" in the Statement of Additional Information.


/s/Price Waterhouse LLP
-----------------------
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York
March 21, 1996